     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2003
                                                  REGISTRATION NO. 333-104879


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------

                                 AMENDMENT NO.1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ---------------

                            DEVON ENERGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                               73-1567067
         (State or Other Jurisdiction                  (I.R.S. Employer
       of Incorporation or Organization)            Identification Number)

                                 ---------------

               20 NORTH BROADWAY                                            J. LARRY NICHOLS
       OKLAHOMA CITY, OKLAHOMA 73102-8260                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                 (405) 235-3611                                         DEVON ENERGY CORPORATION
  (Address, Including Zip Code, and Telephone Number,                      20 North Broadway
 Including Area Code, of Registrant's Principal                    Oklahoma City, Oklahoma 73102-8260
               Executive Offices)                                            (405) 235-3611
                                                           (Name, Address, Including Zip Code, and Telephone
                                                           Number, Including Area Code, of Agent For Service)

                                 ---------------

                                    COPIES TO

           SCOTT J. DAVIS                         JANICE A. DOBBS
          DAVID A. SCHUETTE                     CORPORATE SECRETARY
      MAYER, BROWN, ROWE & MAW               DEVON ENERGY CORPORATION
      190 SOUTH LASALLE STREET                   20 NORTH BROADWAY
    CHICAGO, ILLINOIS 60603-3441        OKLAHOMA CITY, OKLAHOMA 73102-8260
            (312) 782-0600                        (405) 235-3611

                                 ---------------

      Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        (continued on next page)

(continued from front cover)





THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Devon Energy Corporation, may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED MAY 22, 2003
PROSPECTUS                                                    MAY 22, 2003


                            DEVON ENERGY CORPORATION

                                1,288,221 SHARES*
                                  COMMON STOCK

      This prospectus relates to the issuance by Devon Energy Corporation (the "Company" or "Devon"), from time to time, of shares of Common Stock, par value $0.10 (the "Common Stock"), if, and to the extent that, holders of Series B Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of Ocean Energy, Inc. ("Ocean") convert such shares of Preferred Stock into shares of Common Stock. As of the date of this prospectus, the Ocean Preferred Stock (and accrued and unpaid dividends thereon) is convertible into Devon Common Stock at a conversion price of $35.2657 per share. See "Plan of Distribution."

      SEE "RISK FACTORS" ON PAGE 1 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

      The Company will not receive any proceeds from the issuance of the shares of Common Stock upon conversion of the Preferred Stock.


      The shares of Common Stock are listed on the American Stock Exchange (the "AMEX") under the symbol "DVN." On May 21, 2003, the last reported sales price of a share of Common Stock on the AMEX was $51.10.


      Neither the Securities and Exchange Commission nor any state securities commissions has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

-------
* Plus such additional shares as may be issued pursuant to the anti-dilution provisions of the Ocean Preferred Stock.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
THE COMPANY.............................................................       1
RISK FACTORS............................................................       1
USE OF PROCEEDS.........................................................       5
CERTAIN TAX CONSEQUENCES................................................       5
PLAN OF DISTRIBUTION....................................................       6
LEGAL MATTERS...........................................................       6
EXPERTS.................................................................       6
WHERE YOU CAN FIND MORE INFORMATION.....................................       6

                                   THE COMPANY

      Devon is an independent energy company engaged primarily in oil and natural gas exploration, development and production, acquisition of producing properties, transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon's principal executive offices are located at 20 North Broadway, Oklahoma City, Oklahoma 73102-8260 and the telephone number at that location is (405) 235-3611. Through its predecessors, Devon began operations in 1971. Devon operates oil and gas properties in the United States, Canada and internationally. Devon's North American properties are concentrated within five geographic areas. Operations in the United States are focused in the Permian Basin, the Mid-Continent, the Rocky Mountains and onshore and offshore Gulf Coast. Canadian operations are focused in the Western Canadian Sedimentary Basin in Alberta and British Columbia. Operations outside North America currently include Azerbaijan, Brazil, China and West Africa.

      In addition to its exploration and production activities, Devon has a marketing and midstream business. The marketing business is responsible for the marketing of Devon's natural gas, crude oil and natural gas liquids. The midstream business transports oil and gas, removes impurities and extracts natural gas liquids from the natural gas stream for separate sale. The midstream business is also responsible for construction and operation of Devon's pipelines, storage and treatment facilities and gas processing plants.

      Ocean is engaged primarily in oil and natural gas exploration, development and production, and the acquisition of producing properties. Ocean conducts North American operations in the shelf and deepwater areas of the Gulf of Mexico, the Rocky Mountains, the Permian Basin, Anadarko, East Texas, North Louisiana and the Gulf Coast regions. Internationally, Ocean conducts oil and gas activities in West Africa, Equatorial Guinea, Angola, Nigeria and Cote d'Ivoire. Ocean also conducts operations in Egypt, the Russian Republic of Tatarstan, Brazil and Indonesia.

      On April 25, 2003, Devon and Ocean combined their businesses by merging a wholly owned subsidiary of Devon into Ocean. Upon consummation of the merger, Ocean became a wholly owned subsidiary of Devon. Effective with the consummation of the merger, the Series B Convertible Preferred Stock of Ocean became convertible into the Common Stock of Devon.

                                  RISK FACTORS

      You should carefully consider the following factors, in addition to the other information contained or incorporated by reference in this prospectus, before deciding to convert your shares of Ocean Preferred Stock into Devon Common Stock.

DEVON MAY NOT BE ABLE TO INTEGRATE THE OPERATIONS OF DEVON AND OCEAN SUCCESSFULLY FOLLOWING THE MERGER

      The merger of Devon and Ocean will present challenges to management, including the integration of the operations, technologies and personnel of Devon and Ocean. The merger will also include other risks commonly associated with similar transactions, including unanticipated liabilities, unanticipated costs and diversion of management's attention. Any difficulties that Devon encounters in the transition and integration process could have an adverse effect on the revenue, level of expenses and operating results of the combined company. The combined company may also experience operational interruptions or the loss of key employees, customers or suppliers. As a result, Devon may not realize any of the anticipated benefits of the merger.

THE MERGER MAY BE DILUTIVE TO VARIOUS FINANCIAL MEASUREMENTS

      Devon expects that, in the near term, the merger will be slightly dilutive to its earnings per share, cash flow per share, production per share and reserves per share on a pro forma basis. Future events and conditions could cause such dilution to be more significant than expected, including, among other things, adverse changes in:

      -     energy market conditions;

      -     commodity prices for oil, natural gas and natural gas liquids;

      -     anticipated production levels;

      -     anticipated reserve levels;

      -     future operating results;

      -     competitive conditions;

      -     the effectiveness of technologies;

      -     the availability of capital resources;

      -     laws and regulations affecting the energy business;

      -     capital expenditure obligations; and

      -     general economic conditions.

THE COMBINED COMPANY MAY REQUIRE CAPITAL OUTLAYS IN EXCESS OF ITS CASH FLOW

      The benefits that Devon and Ocean expect from the merger may be reduced if the combined company's cash flow is insufficient to meets its capital needs. Devon and Ocean have a significant number of proved undeveloped reserves, or PUDs, international drilling commitments and deepwater projects and prospects. The capital outlays necessary to achieve the anticipated benefits of those assets will be significant. In addition, the combined company will have significant debt maturities over the next several years. If the combined company's operating cash flow is insufficient to meet those outlays, Devon may need to reduce or reprioritize its capital budget, or sell non-core assets, "monetize" commercial discoveries that would be capital intensive or access the capital markets to obtain the necessary funds. A significant decline in commodity prices would make it even more difficult to fund those projects at the times required.

OIL AND GAS OPERATIONS INVOLVE SUBSTANTIAL COSTS AND ARE SUBJECT TO VARIOUS ECONOMIC RISKS

      The oil and gas operations of Devon and Ocean are, and the oil and gas operations of the combined company will be, subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire properties and to drill exploratory wells. In conducting exploration, development and production activities, the occurrence of some events can cause damage to property, interrupt production or otherwise compromise the combined company's operations. These risks include:

      - the presence of unanticipated pressure or irregularities in formations;

      -     weather disturbances;

      -     lack of access to pipelines or other methods of transportation;

      -     accidents, blowouts or similar events; or

      -     environmental hazards or liabilities.

      A significant occurrence of one of these events could result in a total loss of the combined company's investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs would be charged against earnings as impairments in countries where the existence of proved reserves has not yet been determined. In addition, the cost and timing associated with drilling, completing and operating wells is often uncertain.

DEVON AND OCEAN ARE, AND THE COMBINED COMPANY WILL BE, SUBJECT TO UNCERTAINTIES OF FOREIGN OPERATIONS

      Devon has international operations in Azerbaijan, Brazil, China and West Africa. Ocean has numerous international assets in Equatorial Guinea, Angola, Nigeria, Cote d'Ivoire, Egypt, the Russian Republic of Tatarstan, Brazil and Indonesia that will expose the combined company to additional uncertainties. Political, economic and other uncertainties may adversely affect these operations. These uncertainties include:

      -     general strikes and civil unrest;

      - the risk of war, acts of terrorism, expropriation, forced renegotiation or modification of existing contracts;

      -     import and export regulations;

      - taxation policies, including royalty and tax increases and retroactive tax claims, and investment restrictions;

      -     transportation regulations and tariffs;

      - exchange controls, currency fluctuations, devaluation or other activities that limit or disrupt markets and restrict payments or the movement of funds;

      - laws and policies of the United States affecting foreign trade, including trade sanctions;

      - the possibility of being subject to exclusive jurisdiction of foreign courts in connection with legal disputes relating to licenses to operate and concession rights in countries where Devon and Ocean currently operate;

      - the possible inability to subject foreign persons to the jurisdiction of courts in the United States; and

      - difficulties in enforcing the combined company's rights against a governmental agency because of the doctrine of sovereign immunity and foreign sovereignty over international operations.

      Foreign countries have occasionally asserted rights to land, including oil and gas properties, through border disputes. If a country claims superior rights to oil and gas leases or concessions granted to Devon or Ocean by another country, Devon's or Ocean's interests could decrease in value or be lost. Even the combined company's smaller international assets may affect Devon's overall business and results of operations by distracting management's attention from Devon's more significant assets. Various regions of the world have a history of political and economic instability. This instability could result in new governments or the adoption of new policies that might assume a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets. This could adversely affect the combined company's interests.

REPORTED OIL, NATURAL GAS AND NATURAL GAS LIQUID RESERVE DATA AND FUTURE NET REVENUE ESTIMATES ARE UNCERTAIN

      Estimates of reserves are projections based on engineering data, projected future rates of production and the timing of future expenditures. Devon's estimates of its proved oil, natural gas and natural gas liquid reserves and projected future net revenue are based on reserve reports that Devon prepares and on the reports of independent consulting petroleum engineers that it hires for that purpose. Ocean's estimates of proved oil and natural gas reserves and projected net revenue are based on reports prepared by internal reserve engineers. At least 80% of Ocean's estimates of proved reserves are reviewed annually by an independent petroleum engineering firm. The process of estimating oil, natural gas and natural gas liquid reserves requires substantial judgment, resulting in imprecise determinations, particularly for new discoveries. Different reserve engineers may make different estimates of reserve quantities and related revenue based on the same data. Future performance that deviates significantly from the reserve reports could have a material adverse effect on the combined company's financial position and results of operations.

PRODUCT PRICES ARE VOLATILE, AND LOW PRICES CAN ADVERSELY IMPACT RESULTS

      The results of operations of Devon and Ocean are highly dependent on the prices of and demand for oil, natural gas and natural gas liquids. Historically, the markets for oil, natural gas and natural gas liquids have been volatile and are likely to continue to be volatile in the future. Accordingly, the prices received by Devon and Ocean for their oil, natural gas and natural gas liquids production depend on numerous factors beyond their control. These factors include, among other things:

      -     the level of ultimate consumer product demand;

      -     governmental regulations and taxes;

      -     the price and availability of alternative fuels;

      - the level of imports and exports of oil, natural gas and natural gas liquids;

      -     the overall economic environment;

      -     OPEC production restraints; and

      -     weather.

Any significant decline in prices for oil, natural gas and natural gas liquids, as has occurred from time to time in the past, could have a material adverse effect on the combined company's financial condition, results of operations and quantities of reserves recoverable on an economic basis. Should the oil and gas industry experience significant price declines or other adverse market conditions, the combined company may not be able to generate sufficient cash flows from operations to meet its obligations and to make planned capital expenditures.

CONCESSIONS GRANTED TO DEVON AND OCEAN BY FOREIGN COUNTRIES WILL REQUIRE SIGNIFICANT CAPITAL OUTLAYS WITHOUT GUARANTEED RESULTS

      Devon and Ocean have made commitments in connection with being granted concessions by foreign countries that will require the combined company to make significant capital outlays. The benefits that Devon and Ocean anticipate from those commitments may not be realized. It would likely be difficult for the combined company to exit some or all of those countries without making those capital outlays.

OCEAN'S SIGNIFICANT INVESTMENT IN SEVERAL HIGH VOLUME ASSETS MAY NOT GENERATE THE BENEFITS EXPECTED BY DEVON

      Devon believes that a significant portion of Ocean's value and future potential is tied to several of its high volume assets, including the Zafiro Field in Equatorial Guinea and six significant deepwater discoveries in the Gulf of Mexico. These projects currently account for about 40% of Ocean's current reserves. To the extent that these assets do not generate the return expected of them, the benefits of the merger to Devon will be reduced and the combined company may have to write down the related reserves.

TERRORIST ATTACKS OR SIMILAR HOSTILITIES MAY ADVERSELY IMPACT DEVON'S RESULTS OF OPERATIONS

      The impact that future terrorist attacks or regional hostilities (particularly in the Middle East) may have on the energy industry in general, and on Devon, Ocean and the combined company in particular, is not known at this time. Uncertainty surrounding military strikes or a sustained military campaign may affect operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror or war. Moreover, each of Devon and Ocean have incurred additional costs since the terrorist attacks of September 11, 2001 to safeguard certain of its assets, and the combined company may be required to incur significant additional costs in the future.

THE COMBINED COMPANY'S DEBT LEVEL MAY LIMIT ITS FINANCIAL FLEXIBILITY

      As of December 31, 2002, Devon had approximately $7.6 billion of total debt. As of the same date, Ocean had approximately $1.4 billion of total debt. Assuming that the merger had been completed on December 31, 2002, the combined company would have had approximately $9.2 billion of total debt on a pro forma basis. The combined company may incur additional debt in the future, including debt in connection with future acquisitions. The level of the combined company's debt could have several important effects on the combined company's future operations, including, among other things:

      - a significant portion of the combined company's cash flow from operations will be dedicated to the payment of principal and interest on outstanding debt and will not be available for other purposes;

      - credit rating agencies may in the future view the combined company's debt level negatively;

      - covenants contained in Devon's and Ocean's existing debt arrangements will require the combined company to continue to meet financial tests that may affect the combined company's flexibility in planning for and reacting to changes in its business, including possible acquisition opportunities;

      - the combined company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited;

      - the combined company may be at a competitive disadvantage to similar companies that have less debt; and

      - the combined company may be more vulnerable to adverse economic and industry conditions as a result of its significant debt level.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the issuance of shares of Common Stock upon conversion of the Preferred Stock. Shares of Preferred Stock delivered for conversion will be cancelled.

                            CERTAIN TAX CONSEQUENCES

      The following discussion summarizes the material U.S. federal income tax considerations of the conversion by a holder of shares of Preferred Stock into shares of Common Stock. This summary is based on the Internal Revenue Code, referred to as the "Code", its legislative history, applicable U.S. Treasury regulations, judicial authority and administrative rulings and practice, all as of the date of this document, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all U.S. federal income tax consequences of the conversion of shares of Preferred Stock into shares of Common Stock. This discussion does not address U.S. federal alternative minimum tax consequences, and does not describe any tax consequences arising under U.S. federal gift and estate or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction. In addition, this discussion does not address specific tax consequences that may be relevant to particular persons (including, for example, pass-through entities (e.g., partnerships) or persons who hold the shares through pass-through entities, individuals who are U.S. expatriates, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, S corporations, regulated investment companies, real estate investment trusts, dealers in securities or foreign currency, persons that have a functional currency other than the U.S. dollar and persons in special situations, such as those who hold shares as part of a straddle, hedge, conversion transaction, or other integrated investment). The following discussion assumes that shares of Preferred Stock are held as a capital asset.

      The federal income tax consequences of the conversion of shares of Preferred Stock are not entirely clear. Based on the likely characterization of the conversion for federal income tax purposes as the exercise of a right against Ocean, the conversion would be a taxable transaction, generally resulting in recognition of gain or loss equal to the difference between (i) the sum of the fair market value of the shares of Common Stock and any cash received for fractional share interests, and (ii) the shareholder's basis in the shares of Preferred Stock exchanged. In such case, the tax basis for the shares of Common Stock received would equal their fair market value, and their holding period would commence on the date the shares are received.

      In the unlikely event that the conversion could be characterized as the exercise of a right against Devon, the conversion might be subject to the tax-free reorganization provisions of the Code, resulting in nonrecognition treatment except with respect to any cash received for fractional share interests. No assurance can be given that the Internal Revenue Service would not successfully challenge such nonrecognition treatment, and a holder of Preferred Stock should consult its own tax advisor before adopting such treatment.

      Fractional share cash payments, if any, due to a stockholder on a conversion of Preferred Stock will be subject to "backup withholding" for U.S. federal income tax purposes at a rate of 30% (such rate being scheduled for reduction over time to 28% in 2006) unless the stockholder provides by appropriate form its taxpayer identification number (i.e., social security number or employer identification number) and certifies that the number is correct, or an exemption from backup withholding applies. Each holder of Preferred Stock claiming an exemption from backup withholding will be required to establish such exemption in a manner satisfactory to Devon, Ocean or a third-party paying agent, as the case may be.

      HOLDERS OF PREFERRED STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF COMMON STOCK PURSUANT TO A CONVERSION OF THE PREFERRED STOCK, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

      Shares of Common Stock covered by this prospectus may be issued by Devon, from time to time, upon the conversion of shares of Preferred Stock of Ocean into shares of Common Stock of Devon by the holders of shares of the Preferred Stock.

                                  LEGAL MATTERS

      The validity of the Common Stock to be offered by this prospectus will be passed upon for Devon by Mayer, Brown, Rowe & Maw.

                                     EXPERTS

      The consolidated financial statements of Devon and its subsidiaries as of December 31, 2002, 2001 and 2000 and for each of the years then ended have been incorporated by reference into this document in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference into this document, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 consolidated financial statements refers to changes in the methods of accounting for derivative instruments and hedging activities, business combinations and goodwill.

      Certain information with respect to Devon's oil and gas reserves derived from the reports of Gilbert Laustsen Jung Associates Ltd., LaRoche Petroleum Consultants, Ltd., Ryder Scott Company, L.P., AJM Petroleum Consultants and Paddock Lindstrom & Associates, Ltd., independent consulting petroleum engineers, has been included and incorporated by reference into this document on the authority of those firms as experts with respect to matters covered by such reports and in giving such reports.

      The consolidated financial statements of Ocean Energy, Inc. and its subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference into this document in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference into this document, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 consolidated financial statements refers to a change in the method of accounting for derivative financial instruments, effective January 1, 2001.

      Certain information with respect to Ocean's oil and gas reserves, estimates of which were prepared by Ocean's internal engineers and were reviewed by Miller and Lents, Ltd., independent petroleum engineers, has been included and incorporated into this document by reference on authority of that firm as experts with respect to such matters.

                       WHERE YOU CAN FIND MORE INFORMATION

      Devon has filed with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information included in the registration statement from this document.

      In addition, Devon files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy that information at the Securities and Exchange Commission's public reference room at the following location:

                              Public Reference Room
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549
                                 1-800-732-0330

      You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      The Securities and Exchange Commission also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers, including Devon, that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

      The Securities and Exchange Commission allows Devon to "incorporate by reference" information into this document. This means that Devon can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

      This document incorporates by reference the documents listed below that Devon has previously filed with the Securities and Exchange Commission. The documents contain important information about Devon and its financial condition.




DEVON'S FILINGS (FILE NO. 0-30176)      PERIOD
----------------------------------      ------
Annual Report on Form 10-K              Year ended December 31, 2002
Quarterly Report on Form 10-Q           Quarter ended March 31, 2003
Current Reports on Form 8-K             Filed on:
                                        -     February 7, 2003
                                        -     February 24, 2003
                                        -     April 2, 2003
                                        -     April 14, 2003
                                        -     April 25, 2003
                                        -     May 8, 2003 (two reports)
Current Report on Form 8-K/A            -     Filed on May 8, 2003





      The description of Devon capital stock set forth in the registration statement on Form S-3 (Registration No. 333-50034) filed by Devon with the Securities and Exchange Commission on December 15, 2000, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating that description.

      Devon is also incorporating by reference additional documents that Devon files with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the completion of the offering. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      You can obtain any of the documents incorporated by reference into this document through Devon or from the Securities and Exchange Commission's website at http://www.sec.gov. Documents incorporated by reference are available from Devon without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into this document. You may obtain documents incorporated by reference into this document by requesting them in writing or by telephone from the appropriate company as follows:

                            Devon Energy Corporation
                                20 North Broadway
                          Attention: Investor Relations
                       Oklahoma City, Oklahoma 73102-8260
                            Telephone: (405) 552-4570

      Devon's website is located at http://www.devonenergy.com.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is a statement of estimated expenses incurred in connection with the securities being registered hereby. Devon will pay for the fees and expenses of the offering of the securities offered hereby.

SEC Registration Fee..........    $  3,676
Legal Fees and Expenses.......      10,000
Printing and Engraving Expenses      1,000
Accounting Fees and Expenses..       5,000
Miscellaneous.................         324
                                  --------
Total.........................    $ 20,000
                                  ========

----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Except to the extent indicated below, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of Devon is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

      Article VIII of Devon's restated certificate of incorporation, as amended, contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provide that the provision does not eliminate or limit liability:

      - for any breach of the director's duty of loyalty to Devon or its stockholders;

      - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      - for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law; or

      - for any transaction from which the director derived an improper personal benefit.

      Section 145 of the Delaware General Corporation Law permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article X of Devon's restated certificate of incorporation, as amended, provides for such indemnification.

      Section 145 of the Delaware General Corporation Law also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such persons against such liabilities under the provisions of such sections. Devon has purchased such insurance.

      Section 145 of the Delaware General Corporation Law further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      Article VIII of Devon's bylaws contains provisions regarding indemnification that parallel those described above.

ITEM 16. EXHIBITS



EXHIBIT
NUMBER                                DOCUMENT
------                                --------
  4.1     Devon's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Devon's Form 8-K filed on August 18, 1999).


  4.2     Devon's Amended and Restated Bylaws (incorporated by reference to
          Exhibit 3.2 to Devon's Form S-4 filed on June 22, 2000, File No.
          333-39908).

  4.3     Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.3 to Devon's Registration Statement on Form S-3 File No. 333-100308 as filed on October 4, 2002).

  4.4     Rights Agreement dated as of August 17, 1999 between Devon and
          BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Devon's
          Form 8-K filed on August 18, 1999).

  4.5 Amendment to Rights Agreement dated as of May 25, 2000 between Devon and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit 4.2 to Devon's Form S-4 filed on June 22, 2000,
          File No. 333-39908).

  4.6 Amendment to Rights Agreement, dated October 4, 2001, between Devon and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit 99.1 to Devon's Form 8-K filed on October 11,
          2001).

  4.7 Amendment to Rights Agreement, dated September 13, 2002, between Devon and Wachovia Bank, N.A. (incorporated by reference to Exhibit 4.9 to
          Devon's Registration Statement on Form S-3 File No. 333-100308 as filed on October 4, 2002).

  5.1* Opinion of Mayer, Brown, Rowe & Maw as to the validity of the securities

  8.1*    Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters

 23.1 Consent of KPMG LLP (as to its report on the consolidated financial statements of Devon Energy Corporation)

 23.2 Consent of KPMG LLP (as to its report on the consolidated financial statements of Ocean Energy, Inc.)

 23.3*    Consent of Miller and Lents, Ltd.

 23.4*    Consent of AJM Petroleum Consultants

 23.5*    Consent of LaRoche Petroleum Consultants, Ltd.

 23.6*    Consent of Paddock Lindstrom & Associates, Ltd.

 23.7*    Consent of Ryder Scott Company, L.P.

 23.8*    Consent of Gilbert Laustsen Jung Associates Ltd.

 23.9*    Consent of Mayer, Brown, Rowe & Maw (contained in opinion in Exhibits
          5.1 and 8.1).

 24.1*    Power of Attorney (included in signature pages of the Registration
          Statement).


----------


* Previously filed.

ITEM 17. UNDERTAKINGS

      1. The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Devon's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of that Registrant in the successful defense of any action, suit or proceeding) is asserted against a Registrant by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 21, 2003.


                                          DEVON ENERGY CORPORATION


                                          By: /s/ J. Larry Nichols
                                              ---------------------------------
                                              Name:  J. Larry Nichols
                                              Title: Chairman and Chief
                                                       Executive Officer





      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



            Name                            Title                     Date
            ----                            -----                     ----
   /s/ J. Larry Nichols           Chairman and Chief                May 21, 2003
-----------------------------         Executive Officer
J. Larry Nichols                      (Principal Executive
                                      Officer and Director)

        *                         Senior Vice President-Finance     May 21, 2003
-----------------------------         (Principal Financial
William T. Vaughn                     Officer)

        *                         Vice President - Accounting       May 21, 2003
-----------------------------         (Principal Accounting
Danny J. Heatly                       Officer)

        *                         Director                          May 21, 2003
-----------------------------
Thomas F. Ferguson

        *                         Director                          May 21, 2003
-----------------------------
David M. Gavrin


        *                         Director                          May 21, 2003
-----------------------------
Michael E. Gellert

        *                         Director                          May 21, 2003
-----------------------------
John A. Hill

        *                         Director                          May 21, 2003
-----------------------------
William J. Johnson

        *                         Director                          May 21, 2003
-----------------------------
Michael M. Kanovsky

        *                         Director                          May 21, 2003
-----------------------------
J. Todd Mitchell

        *                         Director                          May 21, 2003
-----------------------------
Robert A. Mosbacher, Jr



* By: /s/ J. Larry Nichols
      --------------------
          J. Larry Nichols
          Attorney in fact
                                                II-5

                                  EXHIBIT INDEX




EXHIBIT
NUMBER                              DOCUMENT
------                              --------
  4.1     Devon's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Devon's Form 8-K filed on August 18, 1999).

  4.2     Devon's Amended and Restated Bylaws (incorporated by reference to
          Exhibit 3.2 to Devon's Form S-4 filed on June 22, 2000, File No.
          333-39908).

  4.3     Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.3 to Devon's Registration Statement on Form S-3 filed on October 4,
          2002, File No. 333-100308).

  4.4     Rights Agreement dated as of August 17, 1999 between Devon and
          BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Devon's
          Form 8-K filed on August 18, 1999).

  4.5 Amendment to Rights Agreement dated as of May 25, 2000 between Devon and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit 4.2 to Devon's Form S-4 filed on June 22, 2000,
          File No. 333-39908).

  4.6 Amendment to Rights Agreement, dated October 4, 2001, between Devon and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit 99.1 to Devon's Form 8-K filed on October 11,
          2001).

  4.7 Amendment to Rights Agreement, dated September 13, 2002, between Devon and Wachovia Bank, N.A. (incorporated by reference to Exhibit 4.9 to
          Devon's Registration Statement on Form S-3 filed on October 4, 2002,
          File No. 333-100308).

  5.1* Opinion of Mayer, Brown, Rowe & Maw as to the validity of the securities

  8.1*    Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters

 23.1 Consent of KPMG LLP (as to its report on the consolidated financial statements of Devon Energy Corporation)

 23.2 Consent of KPMG LLP (as to its report on the consolidated financial statements of Ocean Energy, Inc.)

 23.3*    Consent of Miller and Lents, Ltd.

 23.4*    Consent of AJM Petroleum Consultants

 23.5*    Consent of LaRoche Petroleum Consultants, Ltd.

 23.6*    Consent of Paddock Lindstrom & Associates, Ltd.

 23.7*    Consent of Ryder Scott Company, L.P.

 23.8*    Consent of Gilbert Laustsen Jung Associates Ltd.

 23.9*    Consent of Mayer, Brown, Rowe & Maw (contained in opinion in Exhibits
          5.1 and 8.1).


 24.1*    Power of Attorney (included in signature pages of the Registration
          Statement).

---------


* Previously filed.